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EXHIBIT 99.9(d)

Addendum to Agency Agreement
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                         ADDENDUM TO AGENCY AGREEMENT
                         ----------------------------

     The Agency Agreement, made the 1st day of July, 1990 and subsequently amended on January 4, 1994, August 15, 1994 and November 20, 1995, by and between PACIFIC SELECT FUND ("Fund"), a Massachusetts business trust having its principal place of business at 700 Newport Center Drive, Newport Beach, CA 92660, and PACIFIC LIFE INSURANCE COMPANY ("Pacific Life"), a California Corporation, having its principal place of business at 700 Newport Center Drive, Newport Beach, California 92660 (the "Agreement") is hereby amended by the addition of the provisions set forth in this Addendum to the Agreement ("Addendum"), which is made this ___ day of _______________, 1998.

                                 WITNESSETH:

     WHEREAS, pursuant to the Agreement, the Fund has appointed Pacific Life as Transfer Agent and Dividend Disbursing Agent and Pacific Life has accepted such appointment; and

     WHEREAS, the Fund currently consists of fourteen separate series designated as the Money Market Portfolio, Managed Bond Portfolio, High Yield Bond Portfolio, Government Securities Portfolio, Growth Portfolio, Equity Income Portfolio, Multi-Strategy Portfolio, International Portfolio, Equity Index Portfolio, Growth LT Portfolio, Equity Portfolio, Bond and Income Portfolio, Aggressive Equity Portfolio and Emerging Markets Portfolio (each referred to as a "Series" in the Agreement, and hereinafter referred to as a "Portfolio"); and

     WHEREAS, the Fund intends to establish four additional Portfolios to be designated as the Large-Cap Value Portfolio, Mid-Cap Value Portfolio, REIT Portfolio and Small-Cap Index Portfolio; and

     WHEREAS, the Fund desires to appoint Pacific Life as Transfer Agent and Dividend Disbursing Agent for the Large-Cap Value Portfolio, Mid-Cap Value Portfolio, REIT Portfolio and Small-Cap Index Portfolio on the terms set forth in the Agreement and in this Addendum to the Agreement;

     WHEREAS, Pacific Life is willing to accept such appointment;

     NOW THEREFORE, in consideration of the mutual promises and covenants contained in this Addendum, it is agreed between the parties hereto as follows:

     1. In addition to its responsibilities as specified in the Agreement, the Fund hereby employs and appoints Pacific Life as Transfer Agent and Dividend Disbursing Agent with respect to the Large-Cap Value Portfolio, Mid-Cap Value Portfolio, REIT Portfolio and Small-Cap Index Portfolio which, in addition to all other Portfolios previously established by the Fund, shall be deemed one of the Portfolios under the Agreement as provided for in the Agreement, subject to the terms and conditions as specified in the Agreement and this Addendum, including
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          the compensation provisions in Section six (6) ("Compensation and
          Expenses") of the Agreement and in the Compensation Schedule ("Exhibit C") attached thereto.


     IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed by their officers designated below on the date written above.


                              PACIFIC SELECT FUND



     Attest:   /s/ Audrey L. Milfs              By:    /s/ Thomas C. Sutton
     ------------------------------------          ----------------------------
     Name:     Audrey L. Milfs                  Name:  Thomas C. Sutton
     Title:    Secretary                        Title: Chairman of the Board,
                                                       Trustee and President




                        PACIFIC LIFE INSURANCE COMPANY



     Attest:   /s/ Audrey L. Milfs              By:    /s/ Thomas C. Sutton
     ------------------------------------          ----------------------------
     Name:   Audrey L. Milfs                    Name:  Thomas C. Sutton
     Title:  Secretary                          Title: Chairman & CEO




     Attest:  /s/ Audrey L. Milfs               By:    /s/ Glenn S. Schafer
     ------------------------------------          ----------------------------
     Name:  Audrey L. Milfs                     Name:  Glenn S. Schafer
     Title: Secretary                           Title: President